EXHIBIT 23
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                 CONSENT OF MCGLADREY & PULLEN, LLP

      We consent to the incorporation by reference of our report dated January 28, 2008 with respect to the consolidated financial statements and notes thereto of Questar Assessment, Inc. as of and for the years ended October 31, 2007 and 2006 included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 2007 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-424), (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377), (iv) the Company's Registration Statement on Form S-8 (SEC File No. 333-110156), (v) the Company's Registration Statement on Form S-8 (SEC File No. 333-110157), and
(vi) the Company's Registration Statement on Form SB-2 (SEC File
No. 333-129261).


MCGLADREY & PULLEN LLP
January 28, 2008